Exhibit 4.11

AMENDMENT NO. 2 TO

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 2 (the “Second Amendment”) to the Series A-2 Preferred Stock Purchase Agreement dated as of November 19, 2003 (the “Purchase Agreement”) is made and entered into as of April 1, 2004 by and among Occam Networks, Inc., a California corporation (the “Company”); and each of the Investors (as defined in the Purchase Agreement). Capitalized terms used and not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company and the Investors entered into an Amendment No. 1, dated March 8, 2004, to the Purchase Agreement (the “First Amendment”);

WHEREAS, the Company and the Investors have agreed to certain additional amendments to the Purchase Agreement, as set forth herein;

WHEREAS, the Company proposes to sell and issue (i) to U.S. Venture Partners VII, L.P.; 2180 Associates Fund VII, L.P.; USVP Entrepreneur Partners VII-A, L.P.; USVP Entrepreneur Partners VII-B, L.P.; U.S. Venture Partners V, L.P.; USVP V International, L.P.; 2180 Associates Fund V, L.P.; and USVP V Entrepreneur Partners, L.P. (collectively, “USVP”) an aggregate of 100,000 additional Shares (the “USVP Shares”), and (ii) to Norwest Venture Partners VIII, L.P.; and NVP Entrepreneurs Fund VIII, L.P. (collectively, “Norwest”) an aggregate of 53,200 additional Shares (the “Norwest Shares”);

WHEREAS, the Company and the Investors have agreed to waive the provisions of Section 8 of the First Amendment (including: (a) their obligation to use reasonable efforts to enter into a “Note Agreement” (as defined therein), and (b) the right of Alta California Partners III, L.P. and Alta Embarcadero Partners III, LLC (collectively, “Alta”) under certain circumstances to purchase $1,000,000 of “Convertible Notes” (as defined therein)); and

WHEREAS, Section 7.1 of the Purchase Agreement, as amended, provides that this Second Amendment shall be effective upon the written consent of the Company and Investors holding 85% in interest of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to the Purchase Agreement, which Investors are represented by the undersigned.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Increase in Authorized Shares. Section 1.1 of the Purchase Agreement is hereby amended to increase the aggregate number of Shares to be issued and sold pursuant to the Purchase Agreement from 2,070,910 to 2,224,110.

2. Additional Closings. Section 2.1(b) of the Purchase Agreement is hereby amended to extend the Additional Closing Period during which the Company shall be permitted to sell and issue additional Shares at a subsequent Closing to 140 days from the Initial Closing.

3. USVP and Norwest as Investors. This Second Amendment, when executed and delivered by USVP and Norwest, shall be deemed a counterpart signature for purposes of the sale and issuance of the USVP Shares to USVP, and the Norwest Shares to Norwest (USVP and Norwest already being deemed “Investors” pursuant to the Purchase Agreement). The Company hereby agrees to issue and sell to USVP, and USVP agrees to purchase from the Company, 100,000 Shares at a purchase price of $10.00 per Share for an aggregate purchase price of $1,000,000 (allocated between the investment funds comprising USVP as set forth on the Schedule of Investors). The Company hereby agrees to issue and sell to Norwest, and Norwest agrees to purchase from the Company, 53,200 Shares at a purchase price of $10.00 per Share for an aggregate purchase price of $532,000 (allocated between the investment funds comprising Norwest as set forth on the Schedule of Investors).

4. Closing of Sale of Shares. The Closing of the purchase and sale of the USVP Shares and the Norwest Shares (the “Fourth Closing”) will take place contemporaneously with the execution and delivery of this Second Amendment, or at such later time as the Company, USVP and Norwest shall agree, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), 650 Page Mill Road, Palo Alto, California 94304-1050, all in accordance with Section 2 of the Purchase Agreement. The Company hereby amends the Schedule of Investors to reflect the purchase and sale of the USVP Shares and the Norwest Shares as set forth on Exhibit A attached hereto.

5. Alta Warrant Commitment Date. Alta hereby acknowledges and agrees that the “Commitment Date” set forth in the First Amendment and in those Series A-2 Preferred Stock Purchase Warrants issued to Alta in connection with the First Amendment (the “Alta Warrants”) shall be extended from March 29, 2004 to April 1, 2004. Alta hereby further acknowledges and agrees that the gross proceeds received by the Company as a result of the sale of Shares in the Fourth Closing shall be applied to the “Committed Financing Amount” as defined in the Alta Warrants such that the number of shares of Series A-2 Preferred issuable upon exercise of the Alta Warrants shall be reduced by an aggregate of 153,200 shares. Alta hereby further agrees that the Alta Warrants are hereby amended to the extent required to make them consistent with the provisions of this Second Amendment.

6. Waiver and Termination of Provisions with Respect to Issuance of Convertible Notes. The Company and each Investor agree that all of the provisions of Section 8 of the First Amendment (including: (a) their obligation to use reasonable efforts to enter into a “Note Agreement” (as defined therein), and (b) the right of Alta under certain circumstances to purchase $1,000,000 of “Convertible Notes” (as defined therein)) are hereby waived and terminated in their entirety, and shall be of no further force or effect.

7. Continuing Agreement. Except as specifically amended hereby, all of the terms of the Purchase Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

8. Expenses. The Company and each Investor shall each pay their own expenses in connection with the transactions contemplated by this Second Amendment.

9. Authority; Severability. The Company and each Investor warrants that the person(s) signing below is/are authorized to sign this Second Amendment on its behalf and to bind it to the terms of this Second Amendment. Should any provision of this Second Amendment be held by a court of competent jurisdiction to be invalid or illegal, such invalidity or illegality shall not invalidate the whole of this agreement, but rather the Second Amendment shall be construed as if it did not contain the invalid or illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

10. Counterparts. This Second Amendment may be executed in counterparts and the signature pages may be combined to create a document binding on all of the parties hereto.

11. Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the choice of law provisions thereof.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Company and the undersigned Investors have caused their duly authorized representatives to execute this Amendment No. 2 to Series A-2 Preferred Stock Purchase Agreement as of the date first written above.

“COMPANY”	OCCAM NETWORKS, INC.
a Delaware corporation

	By:	/s/ Robert Howard-Anderson
Robert Howard-Anderson
President and Chief Executive Officer

[Signature Page to Occam Networks, Inc. Amendment No. 2

to Series A-2 Preferred Stock Purchase Agreement]

“INVESTORS”	ALTA CALIFORNIA PARTNERS III, L.P.
(also “ALTA”)	By:	Alta California Management Partners III, LLC

	By:	/s/ Hilary Strain
V.P. of Finance and Administration

ALTA EMBARCADERO PARTNERS III, LLC

	By:	/s/ Hilary Strain
V.P. of Finance and Administration

[Signature Page to Occam Networks, Inc. Amendment No. 2

to Series A-2 Preferred Stock Purchase Agreement]

“INVESTORS”
(also, “USVP”)	U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

	By:	/s/ Steven Krausz
	Name:	Steven Krausz
	Title:	Managing Member

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
By Presidio Management Group V, L.L.C.
The General Partner of Each

	By:	/s/ Steven Krausz
	Name:	Steven Krausz
	Title:	Managing Member

[Signature Page to Occam Networks, Inc. Amendment No. 2

to Series A-2 Preferred Stock Purchase Agreement]

“INVESTORS”
(also, “NORWEST”)	Norwest Venture Partners VIII, L.P.
	By:	Itasca VC Partners VIII, LLP
	Its:	General Partner

	By:	/s/ Promod Haque
	Name:	Promod Haque
	Title:	Managing Partner

NVP Entrepreneurs Fund VIII, L.P.
	By:	Itasca VC Partners VIII, LLP
	Its:	General Partner

	By:	/s/ Promod Haque
	Name:	Promod Haque
	Title:	Managing Partner

[Signature Page to Occam Networks, Inc. Amendment No. 2

to Series A-2 Preferred Stock Purchase Agreement]

“INVESTORS”
New Enterprise Associates 9, L.P.
	By:	NEA Partners 9, L.P.
	Its	General Partner

	By:	/s/ Thomas C. McConnell
	Name:	Thomas C. McConnell
	Title:	General Partner

[Signature Page to Occam Networks, Inc. Amendment No. 2

to Series A-2 Preferred Stock Purchase Agreement]

EXHIBIT A

AMENDED SCHEDULE OF PURCHASERS

(FOURTH CLOSING)

I. Initial Closing Investors

Investor	Number of Series A-2 Shares	Purchase Price
U.S. Venture Partners VII, L.P.	960,000	$9,600,000.00
2180 Associates Fund VII, L.P.	20,000	200,000.00
USVP Entrepreneur Partners VII-A, L.P.	10,000	100,000.00
USVP Entrepreneur Partners VII-B, L.P.	10,000	100,000.00
U.S. Venture Partners V, L.P.	81,819	818,190.00
USVP V International, L.P.	4,546	45,460.00
2180 Associates Fund V, L.P.	2,545	25,450.00
USVP V Entrepreneur Partners, L.P.	2,000	20,000.00

2735 Sand Hill Road Menlo Park, CA 94025 Attention: Chief Financial Officer Fax: (650) 854-3018

New Enterprise Associates 9, L.P.	200,000	$2,000,000.00

2490 Sand Hill Road Menlo Park, CA 94025 Attention: Thomas C. McConnell Fax: (650) 854-9397

Norwest Venture Partners VIII, L.P.	285,801	$2,858,010.00
NVP Entrepreneurs Fund VIII, L.P.	14,199	141,990.00

525 University Avenue, Suite 800 Palo Alto, CA 94301 Attention: Robert Abbott Fax: (650) 321-8010

Hook Partners V, L.P.	20,000	$200,000.00

One Lincoln Centre, Suite 1550 5400 LBJ Freeway Dallas, TX 75240 Attn: David Hook

Total	1,610,910	$16,109,100.00

II. Second Closing Investors

Investor	Number of Series A-2 Shares	Purchase Price
Windward Ventures, L.P.	20,000	$200,000
Windward Ventures 2000, L.P	13,606	136,060
Windward Ventures 2000-A, L.P.	6,394	63,940

550 West C Street, Suite 2030 San Diego, CA 92101 Attention: Administrative Partner Fax: (619) 234-6886

Total	40,000	$400,000

III. Third Closing Investor (Alta Closing)

Investor	Number of Series A-2 Shares	Purchase Price
Alta California Partners III, L.P.	386,934	$3,869,340
Alta Embarcadero Partners III, LLC	13,066	130,660
One Embarcadero Center Suite 4050 San Francisco, CA 94111 Attention: Khaled Nasr Fax: (415) 362-6178

Windward Ventures, L.P.	20,000	$200,000
550 West C Street, Suite 2030 San Diego, CA 92101 Attention: Administrative Partner Fax: (619) 234-6886

Total	420,000	$4,200,000

IV. Fourth Closing Investors

Investor	Number of Series A-2 Shares	Purchase Price
U.S. Venture Partners VII, L.P.	88,000	$880,000.00
2180 Associates Fund VII, L.P.	1,833	18,330.00
USVP Entrepreneur Partners VII-A, L.P.	917	9,170.00
USVP Entrepreneur Partners VII-B, L.P.	917	9,170.00
U.S. Venture Partners V, L.P.	7,500	75,000.00
USVP V International, L.P.	417	4,170.00
2180 Associates Fund V, L.P.	233	2,330.00
USVP V Entrepreneur Partners, L.P.	183	1,830.00

2735 Sand Hill Road Menlo Park, CA 94025 Attention: Chief Financial Officer Fax: (650) 854-3018

Norwest Venture Partners VIII, L.P.	50,682	$506,820.00
NVP Entrepreneurs Fund VIII, L.P.	2,518	25,180.00

525 University Avenue, Suite 800 Palo Alto, CA 94301 Attention: Robert Abbott Fax: (650) 321-8010

Total	153,200	$1,532,000.00